UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMPLARA CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	32-0810157	7371
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Perez Gutierrez Damaris Jamilette

1309 Coffeen Avenue STE

1200 Sheridan, Wyoming 82801

Tel. +15857745014

Email: ceo@amplara.net

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717
Tel. 1-800-981-7183
Email: info@BizFilings.com

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [  ]

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, $0.001 par value	4,500,000	0.025	112,500	$18*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated January 12, 2026

AMPLARA CORPORATION

4,500,000 SHARES OF COMMON STOCK $0.025 PER SHARE

Amplara Corporation is launching its initial offering of common stock, and no public market currently exists for the securities being offered. We are offering for sale a total of 4,500,000 shares of common stock at a fixed price of $0.025 per share. There is no minimum requirement for the number of shares to be sold in order for the offering to proceed. Proceeds from the sale of the shares will be used to fund the prescribed stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account.

We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. This Prospectus will permit our Director to sell 4,500,000 shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.025 per share for a period of two hundred eighty (280) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when our sole Director decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Perez Gutierrez Damaris Jamilette owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While she continues to control 100% of the voting power in our Company, Perez Gutierrez Damaris Jamilette will have effective control over the Company therefore we might be deemed “controlled Company”. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

If no shares are sold following this offering, Perez Gutierrez Damaris Jamilette will continue to hold 100% of the shares issued. If all 4,500,000 shares are sold, Perez Gutierrez Damaris Jamilette will hold less than 50% of the stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, the Company will intend to apply to be traded on OTCQB, or OTCQX markets. We hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB or OTCQX. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is deemed a criminal offense.

SUBJECT TO COMPLETION, DATED January 12, 2026

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS	6
PROSPECTUS SUMMARY	6
SUMMARY FINANCIAL INFORMATION	10
RISK FACTORS	11
DETERMINATION OF OFFERING PRICE	20
PLAN OF DISTRIBUTION	20
DESCRIPTION OF SECURITIES	23
THE BUSINESS AND BUSINESS PLAN	24
USE OF PROCEEDS	28
DILUTION	30
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	32
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	37
EXECUTIVE COMPENSATION	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
LEGAL PROCEEDINGS	41
INDEMNIFICATION	41
INTERESTS OF NAMED EXPERTS AND COUNSEL	42
EXPERTS	42
AVAILABLE INFORMATION	42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	43
FINANCIAL STATEMENTS AND EXHIBITS	44

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "should," "anticipates," "believes," "continues," "estimates," "expects," "may," "plans," "predicts," "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary provides a brief overview of key information found in this prospectus. It is essential to note that this summary does not encompass all the necessary details for making an informed investment decision. Prior to making any investment choices, it is imperative that you thoroughly review the complete contents of this prospectus, including sections such as "Risk Factors," "The Business and Business Plan," "Management’s Discussion and Analysis or Plan Of Operations," and our consolidated financial statements. Your investment decision should be based on a comprehensive understanding of all disclosed information within this prospectus. Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “Company,” and “corporation” in this prospectus to refer to Amplara Corporation, a Wyoming incorporated entity. To refer to Company’s website, we use the terms “website”, “platform,” “digital platform”.

As of the current date, our common stock is not publicly traded, and there is no guarantee that a trading market will be established in the future or sustained if it does develop. We have not authorized anyone to provide information other than what is presented in this prospectus, and it is important not to rely on any unauthorized sources. We are not making an offer to sell these securities in any jurisdiction where it is prohibited. This document should only be used in jurisdictions where the sale of these securities is legal.

The information provided in this prospectus is accurate only as of the date indicated on the front page, regardless of the delivery date or any subsequent sale of our common stock. Since the date on the front page, there may have been changes to our business, financial condition, and results of operations. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

AMPLARA CORPORATION

Amplara Corporation was incorporated on April 21, 2025, in the State of Wyoming. The Company is a development-stage technology enterprise focused on creating an AI-powered web platform designed specifically for marketing specialists and content professionals.

As of the date of this prospectus, the Company maintains a website that serves as a professional informational resource and its AI-powered services. The Company entered into an API Development Agreement on October 6, 2025, pursuant to which the development of its core AI system was completed on December 19, 2025. This agreement has been filed as Exhibit 10.3 to this registration statement. On December 19, 2025, the Company launched the AI System for Adapting Text to Different Content Styles API, marking the completion of development of its core AI engine. With this release, the Company is now positioned to begin generating revenue through its API subscription service.

This platform is intended to function as a comprehensive digital hub that integrates an informational corporate website, a dedicated blog featuring marketing insights and industry trends, and AI-powered services designed to support and empower marketing professionals. The core AI service transforms a single piece of content into multiple marketing formats, such as blog articles, social media posts tailored for platforms including Instagram, LinkedIn, and Facebook, and email newsletters. Initially, a free version of the AI service is available subject to daily usage limits of up to ten (10) requests per day, complemented by a scalable API subscription model for businesses and developers seeking more extensive usage and advanced integration capabilities.

The Company’s target market includes marketing professionals, agencies, businesses ranging from startups to enterprises, and media organizations seeking to enhance content creation efficiency and reach through automation.

Management is actively progressing the platform’s development roadmap and engaging with potential partners to facilitate a successful market introduction.

The Company will focus on broadening the range of AI services offered through the website. Planned enhancements include visual content generation, keyword optimization, multilingual localization, and white-label solutions targeted at marketing agencies and enterprise clients.

The Company anticipates that its AI-powered platform may respond to increasing demand in the digital marketing sector for automated, adaptable, and scalable content tools. These capabilities are intended to support the platform’s competitiveness within the evolving marketing technology landscape.

Employees

We are a development stage Company and currently have no employees, other than our board of directors, Perez Gutierrez Damaris Jamilette, who takes the positions of the Director, President, Treasurer, Secretary and Salazar Ramirez Misael Alejandro, who takes the positions of the Director.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public Company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.00 billion in non-convertible debt in the prior three-year period.

We are not a “shell Company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have developed business plan and real business operations.

Corporate information

Amplara Corporation is a US-based Company incorporated in the state of Wyoming on April 21, 2025.  Our current registration address 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, and it can be contacted by telephone at +15857745014.

Our Web-site

Our website is located at https://amplara.net/.

As of the date of this prospectus, the Company’s website at https://amplara.net/ is operational and serves as a professional online presence for Amplara Corporation. The website provides information regarding the Company’s mission, updates and planned services, and value proposition. On December 19, 2025, the Company launched the AI System for Adapting Text to Different Content Styles API on its website, marking the completion of development of its core AI engine. With this release, the Company is now positioned to begin generating revenue through its API subscription service.To carry out our business plan, we require a minimum of $28,125 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $28,125, our business may fail.

In addition, we may require additional financing after the twelve months. Our independent registered public accounting firm has expressed doubt regarding our ability to continue as a going concern. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop. The Company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

Our Offering

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Amplara Corporation
Securities Being Offered:	4,500,000 shares of common stock.
Price Per Share:	$0.025
Gross Proceeds	$112,500
Number of shares of common stock outstanding prior to this offering	There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our Director, Perez Gutierrez Damaris Jamilette. The shares are not being offered for resale under this registration.
Number of shares of common stock outstanding after this offering	6,500,000 shares of common stock (assuming all the shares are sold)
The minimum number of shares to be sold in this offering	There is no minimum requirement for the number of shares to be sold in order for the offering to proceed.
Market for the common shares	There is no public market currently exists for the securities being offered
Use of Proceeds	We intend to use the net proceeds of this offering, together with our existing cash, to fund our intended operations and for working capital and general corporate purposes. See the section titled “Use of Proceeds.”
Termination of the Offering

The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Terms of the Offering	The shares will be offered for a period of two hundred eighty (280) days from the effective date of this prospectus.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $15,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements.

The tables and information below are derived from our financial statements as of and for the three months ended November 30, 2025, and the period from April 21, 2025 (Inception) to August 31, 2025.

	As of November 30, 2025	As of August 31, 2025
Financial Summary
Cash and cash equivalents	$385	$190
Total Assets	$64,598	$19,524
Total Liabilities	$86,292	$18,924
Total Shareholder’s Equity	$(21,694)	$600

	Three months ended November 30, 2025	From April 21, 2025 (Inception) to August 31, 2025
Total operating expenses	$22,294	$9,400
Net income (loss)	$(22,294)	$(9,400)
Net income (loss) per share	$(0.01)	$(0.01)

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks relating to our business

We are a development stage Company and have commenced limited operations in our business. We anticipate incurring substantial operating losses for the foreseeable future.

We were incorporated on April 21, 2025, and have initiated only preliminary business activities. Given our early stage of development, we cannot assess the likelihood of achieving commercial success. Potential investors should be aware of the risks typically associated with the establishment and growth of a new business, including the high rate of failure among similarly situated companies. The likelihood of success must be considered in light of the potential problems, expenses, difficulties, and delays commonly encountered in the development and operation of a new business. These challenges may include, but are not limited to, the inability to generate sufficient revenue or cash flow to sustain operations, unanticipated costs that exceed current projections, and delays in product development or market entry. We expect our operating expenses to increase significantly before we generate meaningful revenues. As a result, we anticipate substantial losses in the near term. If we are unable to successfully execute our business plan or respond effectively to the risks described herein, our business may fail, and investors may lose their entire investment.

We are dependent upon the funds to be raised in this offering to continue our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing.

We are dependent on the funds to be raised in this offering to continue the development and commercialization of our AI-powered platform for marketing specialists. The net proceeds from this offering may be insufficient to achieve revenues or profitable operations, and we may need to obtain additional financing to support our business.

Currently, our operating funds are less than necessary to complete the planned development and launch of our platform. We require the proceeds from this offering to advance our operations as described in the “Plan of Operations” section of this prospectus. As of the date of this prospectus, we have not generated any revenues and have only recently commenced development activities. Additionally, we have not yet attracted any users to the platform, which remains under development.

The proceeds from this offering may not be sufficient for us to achieve revenue generation or profitable operations. We may require additional funding to reach a sustainable level of operations where ongoing expenses can be covered by revenues generated from our services.

Our officer and director, Perez Gutierrez Damaris Jamilette, has agreed to provide us with an interest-free loan for a period of five years, pursuant to an agreement dated April 21, 2025, which is included as Exhibit 10.1 to the Registration Statement of which this Prospectus is a part. This loan may be used to cover initial filing fees and operational expenses.

We estimate that a minimum of approximately $28,125 is required to conduct our proposed operations for a period of one year. If we are unable to raise this amount in this offering, or if we experience a shortage of funds prior to closing, we may utilize the aforementioned loan from our officer and director to fund critical expenses. After one-year, additional financing may be necessary to continue operations.

If we do not generate sufficient revenues, we may require additional funding—estimated at a minimum of $15,500 — to cover ongoing regulatory and SEC filing requirements. Even if revenue is generated, it may not be adequate to cover these costs, potentially necessitating further financing. Currently, we have no arrangements for additional financing.

If we successfully raise the funds from this offering, we plan to proceed with the development and launch of our AI-powered platform targeting marketing professionals. However, there can be no assurance that we will raise sufficient capital to fully execute our business plan as outlined in our Plan of Operations.

We have not earned revenue to date, and our ability to continue our operations is dependent on our ability to raise financing.  Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern.

We have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the Company’s AI-powered platform designed for marketing professionals. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. Suppose we fail to raise sufficient capital when needed. In that case, our Director Perez Gutierrez Damaris Jamilette has agreed to give us an interest-free loan for 5 years, as indicated by the agreement closed between Perez Gutierrez Damaris Jamilette and Amplara Corporation, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Otherwise, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider this risk when determining if an investment in Amplara Corporation is suitable.

If we are deemed a “shell Company”, the Company’s shareholders may not be able to rely on the provisions of rule 144 for resale of their shares until certain conditions are met.

A "shell company" is generally defined as a company with no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents. While we are not classified as a "shell company" under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, the characteristics of our business and limited market history may impact the liquidity of our shares in the secondary market. This could pose challenges for shareholders seeking to readily liquidate their investment.

Shareholders may encounter significant restrictions and limitations when attempting to sell their shares in the public market. Under Rule 144, shareholders must meet certain requirements, including a holding period of at least six months, compliance with certain public information standards, and limitations on the quantity of securities that can be sold within a three-month period.

The inability to rely on Rule 144 for resale of their shares may restrict our shareholders' ability to liquidate their investment and could negatively impact the liquidity and marketability of our shares. It may also affect our capacity to attract potential investors or obtain financing, as the absence of an available resale exemption could make our shares less desirable in the secondary market.

We have limited business, development, sales and marketing experience in our industry.

We have not garnered any customers and have not generated revenues to date. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our platform. We are entirely dependent on the services of our board of directors.

The AI and content creation markets are highly competitive and evolving rapidly.

We face competition from both established companies and emerging startups offering various AI-powered marketing and content solutions. Many of our competitors may have greater financial resources, stronger brand recognition, and more established customer bases, which could make it difficult for us to gain market share.

The utilization of AI technologies in our products and services introduces potential risks that may result in reputational harm or legal liability, impacting our business, financial condition, and operating results.

The Company intends to develop and maintain its own proprietary artificial intelligence and machine learning models as the core of its AI System for Adapting Text to Different Content Styles API, while potentially leveraging open-source frameworks, libraries, and tools as supplementary resources for research, experimentation, and development. Our AI-powered platform is expected to optimize content creation and adaptation workflows, enhancing user experiences through automation and intelligent personalization. However, as with any evolving technology, the future application of AI will carry inherent risks that may impact its development, acceptance, and use.

There can be no assurance that our AI-driven services will achieve widespread adoption among marketing professionals or enterprise users. Additionally, the generation of AI-created content may give rise to intellectual property issues, including potential copyright infringement or related legal challenges, which could negatively affect our competitive position.

If our AI algorithms contain deficiencies or produce inaccurate results, the quality, reliability, or appropriateness of the generated content could be compromised, potentially exposing us to legal claims or reputational harm.

Risks relating to lack of demand for our products/services.

Inadequate customer interest or a shift towards our competitors may result in lower profits. To address this challenge, we may need to allocate additional resources towards marketing efforts, including social media and other promotional channels.

The potential inadequacy of our internal controls raises concerns about the reliability of our financial reporting, which could result in the dissemination of misleading information to the public. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are crucial for ensuring the reliability of our financial reports and effectively preventing instances of fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, the complexity of our internal controls will increase, demanding significantly greater resources to uphold their effectiveness. Additionally, any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to address any such material weaknesses or significant deficiencies within a reasonable timeframe.

Due to our limited recourses and financial capacity, our marketing campaign might not generate the desired level customers attraction necessary for profitable operations. If we do not achieve profitability, we may need to temporarily suspend or permanently cease our business operations.

As a small business with limited capital, we are compelled to restrain our marketing activities and may not be able to effectively promote our products/services to potential customers. The reduced marketing activities could result in insufficient customer attraction, thereby impacting our profitability. If we cannot operate profitably, we may have to suspend or cease operations.

Because Perez Gutierrez Damaris Jamilette, our Director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Ms. Perez Gutierrez Damaris Jamilette, or to enforce a judgment rendered by a united states court against us or Ms. Perez Gutierrez Damaris Jamilette.

Perez Gutierrez Damaris Jamilette, our officer and Director, is a non-resident of the United States, she is a resident of Mexico. Consequently, serving legal documents on Ms. Perez Gutierrez within the United States and enforcing judgments against her may prove challenging, potentially hindering investors' ability to take legal action in cases of alleged rights infringement under U.S. securities laws or other matters. Additionally, even if successful in such actions, the legal framework in Mexico may limit the enforceability of judgments against Ms. Perez Gutierrez's assets. This may result in greater difficulty for our shareholders in safeguarding their interests through legal proceedings compared to shareholders of U.S.-based companies with domestically residing officers and directors.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its officer and Director Perez Gutierrez Damaris Jamilette. The Company does not have an employment agreement in place with its officers and Directors. Their departure or the loss of any other key personnel in the future could have a material adverse effect on the business. It is uncertain whether any replacement personnel, if available, will help the Company to operate profitably. The Company does not maintain key person life insurance on its Directors.

Because our officer and Director will only be devoting limited time to our operations, there is a risk of sporadic operations which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting sufficient customer base and result in a lack of revenues which may cause us to cease operations.

Perez Gutierrez Damaris Jamilette, our officer and Director will be devoting limited time to our operations. She will be devoting approximately 40 hours a week to our operations. Because our officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient. Consequently, there is a risk of periodic interruptions or suspensions of our operations, potentially leading to a revenue shortfall and, ultimately, a possible cessation of operations. But our officer and Director, Perez Gutierrez Damaris Jamilette, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of their participation.

We do not maintain any insurance and do not intend to maintain insurance in the future.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future. As we lack insurance coverage, in the event that we become involved in a products liability lawsuit, our financial resources may prove insufficient to mount a proper defense. Should a judgment be rendered against us under such circumstances, it could potentially lead to the cessation of our operations.

Our officer and Director has no experience managing a public Company that is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public Company. Perez Gutierrez Damaris Jamilette, our officer and Director has no experience managing a public Company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Consequently, even if our operations prove successful, our ability to thrive as a public Company may be compromised. We plan to comply with all of the various rules and regulations, which are required for a public Company that is reporting Company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public Company, your investment may be materially adversely affected.

Our president, Ms. Perez Gutierrez Damaris Jamilette does not have any prior experience in selling stocks, and our best effort offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to start our business and investors may lose their entire investment.

Ms. Perez Gutierrez Damaris Jamilette does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our Director Perez Gutierrez Damaris Jamilette has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Perez Gutierrez Damaris Jamilette and Amplara Corporation, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. The loan will be repaid to Ms. Perez Gutierrez when and if the Company receives sufficient amount of the net income and its operation grows. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. The failure to effectively conduct a best-effort offering could be the basis of your losing your entire investment in us.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting Company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Risks related to smaller reporting company status

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

We are subject to public company reporting requirements

Upon completion of this offering, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. Compliance with these reporting requirements will require management time and attention, as well as the engagement of auditors and legal counsel to prepare and review such reports.

As an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies, including exemptions under the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We intend to rely on these exemptions until we are no longer an emerging growth company.

Even after we are no longer an emerging growth company, the reporting obligations applicable to public companies could require significant management effort and resources, which may negatively affect our ability to focus on our business operations and growth initiatives.

Risks relating to this offering

Our offering is being made on a best-efforts basis, with no minimum amount of shares required to be sold for the offering to proceed.

We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. In order to implement our business plan, we require funds from this offering. We require a minimum of $28,125 from the offering to implement your business plan. However, our offering is being made on a best-efforts basis with no minimum amount of shares required to be sold in the offering to proceed. If we are only able to raise a minimal amount of proceeds, it may hinder our ability to fully execute our business plan. In such a scenario, we may be forced to suspend or discontinue our operations, potentially resulting in a loss of your investment in our Company.

Because the Company has arbitrarily set the offering price, you may not realize a return on your investment upon resale of your shares.

We have established the offering price and related terms and conditions for the Company's shares at our discretion, without considering any direct connection to assets, earnings, book value, or other objective measures of value. Additionally, as the Company was formed on April 21, 2025 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. The Director will offer the shares to friends, relatives, acquaintances and business associates. There is no guarantee that she will be able to sell any of the shares. Unless our President is successful in selling at 50% of the 4,500,000 shares and we receive the proceeds in the amount of $56,250 of this offering, we may have to seek alternative financing to implement our business plan.

Perez Gutierrez Damaris Jamilette, our principal stockholder, beneficially owns more than 50% of our outstanding shares of common stock and controls 100% of the voting power of our capital stock.

Perez Gutierrez Damaris Jamilette, our principal stockholder, beneficially owns more than 50% of our outstanding shares of common stock and controls 100% of the voting power of our capital stock. As a result, she has the ability to exercise significant control over matters requiring stockholder approval, including the election of directors, amendments to our organizational documents, approval of significant corporate transactions, and other corporate actions. This concentration of ownership may have the effect of delaying, preventing, or discouraging a change in control of the Company and could limit the ability of other stockholders to influence corporate decisions. In addition, Ms. Jamilette’s interests may not always align with the interests of other stockholders, which could create potential conflicts of interest and may adversely affect the Company and its stockholders.

Because we do not plan to register our common stock under the Exchange Act before this registration statement becomes effective, we will not be a fully reporting company.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company.

As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

Money raised in this offering will be immediately available to the Company and investors cannot withdraw funds once invested and will not receive a refund.

Money raised in this offering will be immediately available to the Company and our officer and Director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Amplara Corporation and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor as an investor. Therefore, investors will not have the use or right to return of such funds, once an investment is made.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a considerable negative impact on our financial situation and potentially cause a decline in the price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB or the OTCQX. The OTCQB and the OTCQX are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB and the OTCQX are not an issuer listing services, markets or exchanges. Although there are no listing requirements to be eligible for quotation on the OTCQB or the OTCQX, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB, the OTCQX or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB or the OTCQX that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Amplara Corporation and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it may pose challenges for you to sell any shares you purchase in this offering. This could potentially result in an inability to derive any benefits from your investment or liquidate your shares without significant delays, if at all. Furthermore, if our common stock is not listed on a public trading market, its value may be difficult to determine, making it challenging, if not impossible, to resell your shares and realize any value from your investment.

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.

For transactions covered by the penny stock rules, broker-dealers are obligated to provide specific mandated disclosures in penny stock transactions. These disclosures include the actual sale or purchase price, bid and offer quotations, compensation for the broker-dealer and related individuals, as well as disclosures required by the Commission. As a result, the penny stock rules may create challenges for you in terms of reselling any shares you may acquire, and there is no guarantee of a successful resale, if it is possible at all.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $15,500. We will have to utilize funds from Perez Gutierrez Damaris Jamilette, our officer and Director, who has formally agreed to loan the Company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. In the event that we are unable to generate adequate revenues to maintain compliance, it could pose challenges for you to resell any shares you may acquire, if at all. Additionally, if we are unable to meet the expenses associated with our reporting obligations, we may not be eligible to apply for quotation on the OTCQB, the OTCQX or other quotation services.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market.

It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB or OTCQX. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

PLAN OF DISTRIBUTION

In this prospectus, Amplara Corporation is registering 4,500,000 shares of our common stock for sale at the price of $0.025 per share. This is a self-underwritten offering. Perez Gutierrez Damaris Jamilette will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to herself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict her participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 280 days. The offering shall terminate on the earlier of (i) the date when the sale of all 4,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Amplara Corporation”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

AUTHORIZED AND ISSUED STOCK:

Common Stock, $0.001 Par Value Per Share

Authorized Shares: Amplara Corporation has authorized a total of 75,000,000 shares of Common Stock, each with a par value of $0.001 per share.

Outstanding Shares: Currently, there are 2,000,000 shares of Common Stock outstanding held by Perez Gutierrez Damaris Jamilette, our President, Treasurer, Secretary and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights. As a result, holders of a majority of the outstanding shares of common stock are able to elect all of the directors and approve matters requiring stockholder approval.

Dividend Rights

Holders of our common stock are entitled to receive dividends, if any, when, as and if declared by our Board of Directors out of funds legally available for that purpose, subject to the provisions of our Articles of Incorporation, Bylaws and applicable law. We have not declared or paid any cash dividends to date, and we do not anticipate paying cash dividends in the foreseeable future.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to receive, on a pro rata basis, all of the remaining assets of the Company available for distribution to stockholders after payment of all liabilities and subject to the rights of creditors.

Other Rights

Holders of our common stock do not have preemptive, subscription, conversion or redemption rights, nor are there any sinking fund provisions applicable to our common stock.

Please refer to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

THE BUSINESS AND BUSINESS PLAN

General

Amplara Corporation (the “Company”) was incorporated on April 21, 2025, under the laws of the State of Wyoming. The Company is a development-stage technology enterprise focused on the design, development, and commercialization of an AI-powered web platform created specifically to serve marketing specialists, content creators, and businesses seeking to automate and optimize their content generation and adaptation processes. As of the date of this prospectus, the Company’s website is operational and serves as a professional online presence for Amplara Corporation. The website provides information regarding the Company’s mission, updates and planned services, and value proposition. On December 19, 2025, the Company launched the AI System for Adapting Text to Different Content Styles API on its website, marking the completion of development of its core AI engine. With this release, the Company is now positioned to begin generating revenue through its API subscription service.

Industry Context and Market Opportunity

The global digital marketing industry has experienced substantial growth, driven by the widespread adoption of social media, content marketing, and data-driven advertising strategies. According to a MarketsandMarkets report, the AI for Sales and Marketing market is projected to grow from approximately USD 58.0 billion in 2025 to USD 240.6 billion by 2030, reflecting a compound annual growth rate (CAGR) of 32.9% over the forecast period [1]. Likewise, in a broader context, the global artificial intelligence market is expected to expand from USD 371.7 billion in 2025 to USD 2,407.0 billion by 2032, at a CAGR of 30.6% [2].

Marketing professionals now face increasing pressure to produce a high volume of diverse content formats—such as blog posts, social media updates, and email campaigns—each tailored to specific platforms and audience segments. While essential for maintaining audience engagement and brand relevance, producing this content at scale imposes substantial demands on time, cost and operational consistency. As a result, automation and AI-driven solutions have become critical enablers for addressing these challenges efficiently.

Amplara intends to capitalize on these market dynamics by developing an AI-powered platform that automates content adaptation. The services offered through the platform will enable users to transform a single piece of source content into multiple contextually and stylistically optimized formats suitable for various digital marketing channels.

1 - AI for Sales and Marketing Market, CAGR 32.9% 2025–2030 (MarketsandMarkets) https://www.marketsandmarkets.com/Market-Reports/ai-for-sales-and-marketing-market-45678598.html?utm_source=chatgpt.com

2- Global AI Market, CAGR 30.6% 2025–2032 (MarketsandMarkets) https://www.marketsandmarkets.com/PressReleases/artificial-intelligence.asp?utm_source=chatgpt.com

Current Operations and Development Stage

Currently, the Company’s website (https://amplara.net/) serves as a professional online presence outlining Amplara’s vision, planned services, and value proposition. The platform’s core AI service has not yet been launched commercially. Consequently, the Company has not generated revenue or entered into commercial agreements as of this filing.

Management is actively developing the platform’s technology stack, user interface, and backend infrastructure, with a phased rollout of AI services targeted for launch within the next 12 months.

Comprehensive Services

The Company plans to develop a digital platform offering a suite of interconnected services aimed at optimizing the creation and distribution of marketing content. These services will include:

•	Al Powered Content Adaptation: Enables transformation of original content into multiple platform-specific formats such as blog posts, social media updates (e.g., Instagram, LinkedIn, Facebook), and email newsletters.
•	API Subscription Service: Allows businesses and developers to access the core AI engine via a scalable, integrable API for workflow automation.
•	Informative Blog and Knowledge Hub: Aims to deliver educational content, industry trends, and use-case tutorials, supporting community engagement and brand positioning.
•	Planned Enhancements: Features under development may include image generation, keyword/hashtag optimization, multilingual localization, and customizable white-label tools.

Target Market Segments

Amplara’s platform is designed to serve a diverse range of customers within the marketing ecosystem, including:

1.	Marketing Professionals & Agencies
o	Digital marketing specialists requiring efficient content repurposing tools.
o	Social media managers who manage multi-platform content calendars.
o	Content marketers and copywriters looking to scale output without sacrificing quality.
o	SEO specialists seeking automated keyword and content optimization.
o	Advertising agencies providing multi-channel campaign services.
2.	Businesses & Brands
o	Small and medium-sized businesses (SMBs) needing cost-effective content creation to support growth.
o	E-commerce brands requiring consistent and engaging product-related content across social media and email.
o	Startups and SaaS companies aiming to automate marketing content generation.
o	Public relations (PR) firms managing brand messaging across diverse channels.
3.	Enterprise & Technology Companies
o	Large corporations integrating AI into marketing workflows to enhance productivity and personalization.
o	Technology firms embedding AI-driven content tools into their marketing technology stacks.

o	Product teams and developers leveraging the API for content automation within broader digital solutions.
4.	Media and Publishing
o	News platforms and online magazines seeking to streamline content distribution.
o	Podcast producers and YouTubers repurposing scripts and transcripts into blog posts, newsletters, and social content.

Competitive Landscape and Differentiation

The market for AI-driven marketing technologies is competitive, with numerous established players offering various content automation tools. Amplara’s platform is distinguished by its focus on:

•	Multi-format content adaptation powered by advanced natural language processing capable of generating platform-specific outputs from a single input.
•	A hybrid model combining free user-facing services and a scalable API subscription, enabling broad market penetration and diversified revenue streams.
•	Planned future integration of visual content generation and keyword optimization tools, addressing broader content marketing needs.
•	Enterprise and white-label offerings that allow agencies and large clients to customize and brand the AI services.

Our Web-site

Our website is located at https://amplara.net/. Amplara Corporation is currently in the development stage, focused on the design, development, and marketing of an AI-powered online platform tailored for marketing professionals and content creators. As of the date of this prospectus, the Company has completed development of its core AI engine and, on December 19, 2025, launched the AI System for Adapting Text to Different Content Styles API on its website. With this release, the Company is now positioned to begin generating revenue through its API subscription service. The website continues to serve as a professional resource, and the platform is expected to evolve further with additional AI-driven content adaptation features and an industry-focused blog.

Future Development

The Company has completed development of its core AI engine and, on December 19, 2025, launched the AI System for Adapting Text to Different Content Styles API on its website. With this release, the Company is now positioned to begin generating revenue through its API subscription service.

Over the next two to three years, Amplara intends to expand the platform’s functionality substantially, with anticipated timing as follows:

•	Visual Content Generator Service (AI-driven images, infographics, banners): Development ongoing, with initial rollout expected within the next 12 months.
•	AI Hashtag & Keyword Optimization: Planned implementation within 12–18 months to enhance content reach and engagement.
•	Premium AI Content Customization: Advanced paid features, including brand-specific tone and deeper audience targeting, expected to launch within 18–24 months.
•	White-Label Solutions: Customizable APIs for agencies and enterprise clients, anticipated rollout within 24 months.
•	Multilingual and Localization Capabilities: AI translation and cultural adaptation, with phased release over 24–36 months.
•	Adaptive AI Content Personalization: Leveraging audience demographics and engagement data for dynamic content, expected within 24–36 months.

The Company may encounter risks that could affect this timing, including technical development challenges, resource constraints, and market adoption uncertainties. These factors may result in delays or modifications to the planned implementation schedule.

Business Model and Monetization

Amplara Corporation plans to generate revenue through:

•	Subscription fees for API access, with tiered pricing based on usage volume, customization, and service level agreements.
•	Premium service subscriptions for advanced content customization features.
•	White-label licensing agreements with agencies and enterprise clients.
•	Potential future revenue streams from partnerships and integrations with other marketing technology platforms.

Competition

The AI-driven marketing technology landscape is dynamic and rapidly evolving, characterized by a diverse set of competitors ranging from emerging AI copywriting startups to established marketing technology (MarTech) platforms. These competitors offer varying degrees of automated content creation, management, and distribution solutions targeting marketing professionals, agencies, and enterprises.

Key Competitor Categories:

1.	AI Copywriting Platforms: Companies such as Jasper.ai, Copy.ai, and Writesonic provide AI-generated copywriting services that create blog posts, ads, social media content, and more from user inputs. While these platforms excel at generating original content, they often lack specialized multi-format content adaptation capabilities tailored for distinct marketing channels, which is a core focus of Amplara.
2.	Marketing Automation and Content Management Systems (CMS): Platforms like HubSpot, Marketo (Adobe), and Salesforce Marketing Cloud offer broad marketing automation including content scheduling, campaign management, and customer engagement tools. Although these systems integrate content distribution workflows, their AI content creation/adaptation features are generally limited or supplementary.
3.	NLP and Content Adaptation Startups: Emerging companies focusing on natural language processing-driven content transformation and adaptation, such as Phrasee or Persado, offer AI to optimize marketing language and tone but tend to target specific verticals or campaign types rather than comprehensive multi-format adaptation.
4.	Visual Content Generation Tools: AI-powered image and design tools like Canva’s AI features or Adobe Sensei enhance visual content creation but typically operate separately from text adaptation workflows.

Competitive Advantages of Amplara:

•	Multi-Format Content Adaptation: Amplara’s AI system is designed to transform a single piece of content into multiple marketing formats (blog posts, platform-tailored social media content, email newsletters), aiming to increase content efficiency and coherence across channels. A demonstration version of the API is available through the following link: https://demo.amplara.net.
•	Hybrid Free and API Subscription Model: Amplara combines a free-access tool to attract individual users with a scalable API subscription for enterprise integration, which may enable flexible market penetration and diversified revenue streams.
•	Planned Integrated Visual and Localization Capabilities: We intend to develop future enhancements, such as AI-driven visual content generation and multilingual localization. There is no assurance that these features will be successfully implemented or that they will deliver a competitive advantage.

Amplara Corporation is positioned to address the growing demand for automated digital content solutions. However, as a company in the development stage with limited resources, there is uncertainty regarding the timing, performance, and adoption of our platform, and no assurance that planned features will be realized as intended.

Corporate information

Amplara Corporation is a US-based Company incorporated in the state of Wyoming on Apil 21, 2025. Our current registration address is 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, and we can be reached via phone at +15857745014.

Government Regulation

As a Company, we understand the importance of complying with all applicable regulations, rules, and directives of governmental authorities and agencies. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

Regarding intellectual property, we currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, 100% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $112,500 as anticipated.

If 4,500,000 shares (100%) are sold:

The Company expects to receive gross proceeds of $112,500 and net proceeds of $97,000 after estimated offering and SEC reporting expenses. Over the next twelve months, the Company plans to:

-Hire third-party web developers to enhance platform performance, scalability, and user experience.

-Complete full platform development, including AI-driven content adaptation features and backend infrastructure improvements.

-Integrate AI-powered services for multi-format content adaptation, multilingual capabilities, and personalized content delivery.

-Establish strategic partnerships and collaborations with marketing agencies, technology integrators, and other potential partners.

-Conduct a targeted marketing and advertising campaign to build brand awareness and acquire early users.

-Cover miscellaneous administrative and operational costs.

If 3,375,000 shares (75%) are sold:

The Company expects gross proceeds of $84,375 and net proceeds of $68,875. In this scenario, over the next twelve months, the Company will:

-Focus on core web development and essential platform enhancements.

-Integrate key AI services to enable limited content adaptation features.

-Initiate selective partnerships and collaborations.

-Launch scaled-down marketing efforts targeting priority segments.

-Allocate remaining funds to operational and administrative expenses.

If 2,250,000 shares (50%) are sold:

The Company expects gross proceeds of $56,250 and net proceeds of $40,750. Over the next twelve months, the Company will:

-Concentrate on maintaining and improving core platform functionality.

-Conduct initial AI integration and testing of content adaptation services.

-Delay or scale down partnership initiatives and marketing activities.

-Use remaining funds for essential administrative and compliance expenses.

If 1,125,000 shares (25%) are sold:

The Company expects gross proceeds of $28,125 and net proceeds of $12,625. Over the next twelve months, the Company will:

-Focus primarily on essential web development and limited platform improvements.

-Conduct preliminary AI service testing to prepare for future integration.

-Prioritize SEC reporting, compliance, and minimal operational costs.

-Defer marketing campaigns and partnership activities until additional funding is secured.

The following section outlines the intended use of funds expected to be raised through this offering over the next 12 months.

Description	If 25 % are sold	If 50 % are sold	If 75 % are sold	If 100 % are sold
	Fees	Fees	Fees	Fees
# of Shares Sold	1,125,000	2,250,000	3,375,000	4,500,000
Gross proceeds	28,125.0	56,250.0	84,375.0	112,500.0
SEC reporting and offering expenses	15,500.0	15,500.0	15,500.0	15,500.0
Net proceeds	12,625.0	40,750.0	68,875.0	97,000.0
Hire third-party web developers	5,500.0	10,000.0	18,000.0	27,500.0
Platform Development	4,000.0	15,000.0	25,000.0	32,500.0
AI-powered services integration	3,000.0	8,000.0	12,000.0	16,000.0
Partnerships and Collaborations	-	1,500.0	5,000.0	7,500.0
Marketing and advertising	-	6,000.0	8,500.0	12,000.0
Miscellaneous expenses	125.0	250.0	375.0	1,500.0
Total	28,125.0	56,250.0	84,375.0	112,500.0

The above figures represent only estimated costs. If necessary, Perez Gutierrez Damaris Jamilette, our Director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB/OTCQX when and if our common stocks become eligible for trading on the OTCQB/OTCQX. Ms. Perez Gutierrez will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Perez Gutierrez. Ms. Perez Gutierrez will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on April 21, 2025. Perez Gutierrez Damaris Jamilette, the Company’s Director, paid $0.005 per share for the 2,000,000 shares of common stock she purchased from the Company on June 30, 2025.

The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of November 30, 2025, the net tangible book value of our shares of common stock was $(39,397) or approximately $(0.0197) per share based upon 2,000,000 shares outstanding.

	$28,125 Offering (25%)	$56,250 Offering (50%)	$84,375 Offering (75%)	$112,500 Offering (100%)
Assumed public offering price per share	$0.025	$0.025	$0.025	$0.025
The historical net tangible book value	$(39,397)	$(39,397)	$(39,397)	$(39,397)

Net tangible book value after this offering	$(26,772)	$1,353	$29,478	$57,603
Net tangible book value per share after this offering	$(0.0086)	$0.0003	$0.0055	$0.0089
Net tangible book value per share before this offering	$(0.0197)	$(0.0197)	$(0.0197)	$(0.0197)
Increase (Decrease) in net tangible book value per share after this offering	$0.0111	$0.0200	$0.0252	$0.0286
Dilution per share	$0.0336	$0.0247	$0.0195	$0.0161

% dilution	134.27%	98.73%	78.06%	64.55%

Capital contribution by purchasers of shares	$28,125	$56,250	$84,375	$112,500
Capital contribution by existing stockholders	$10,000	$10,000	$10,000	$10,000
Percentage capital contributions by purchasers of shares	73.77%	84.91%	89.40%	91.84%
Percentage capital contributions by existing stockholders	26.23%	15.09%	10.60%	8.16%

Gross offering proceeds	$28,125	$56,250	$84,375	$112,500
Anticipated net offering proceeds	$12,625	$40,750	$68,875	$97,000
Number of shares after offering held by public investors	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Total shares issued and outstanding	$3,125,000	$4,250,000	$5,375,000	$6,500,000
Purchasers of shares percentage of ownership after this offering	36.00%	52.94%	62.79%	69.23%
Existing stockholders’ percentage of ownership after this offering	64.00%	47.06%	37.21%	30.77%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

OUR AUDITED FINANCIAL STATEMENTS ARE PRESENTED IN US DOLLARS AND PREPARED BY US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP).

PLAN OF OPERATIONS

We require a minimum funding of approximately $28,125 to conduct our proposed operations. We have outlined the following steps to implement our business plan in the following 12 months and after completion of the offering.

Completion of Public Offering:

Our primary objective is to complete the public offering of shares within 280 days after obtaining the SEC's effective status for the registration statement.

This offering is essential to increase our capital and support ongoing business operations.

We aim to sell a sufficient number of shares to raise the required funding for our business plan.

Failure to achieve the funding target may have implications for the successful execution of our operations.

Our management is actively engaged in negotiations with potential customers and exploring new business connections to generate interest in our offering.

Development of the Digital Platform:

We believe that the primary source of our future revenue will be the sale of API-based subscription packages. Within the first twelve months following the effective date of this prospectus, we intend to implement a series of key milestones aimed at transitioning from an informational website to a functional AI-powered web platform. Each development phase is designed to enhance user experience, improve platform capability, and lay the foundation for monetization.

Differentiation of Content and Blog Features

Within the first 90 days, we plan to engage a third-party development firm to redesign the structure of our website, with a focus on separating content streams for individual marketing specialists and enterprise clients. The blog will be divided into categories targeting specific user groups—e.g., digital marketers, agencies, and SaaS teams—and will provide use-case-driven content, best practices, and AI integration insights. This update aims to improve navigation, usability, and audience targeting.

Integration of Foundational AI Text Adaptation System and API Launch

As of December 19, 2025, the Company has completed the development and launched its core AI System for Adapting Text to Different Content Styles. This system allows users to transform a single piece of marketing content into multiple formats, including blog articles, social media posts, and email newsletters, and serves as the foundation of the Company’s API subscription offering. With this release, the Company is positioned to begin generating revenue from API subscriptions.

The API infrastructure includes key management, rate limiting, and billing functionality. A free-access version with daily usage limits is available on the website, complemented by scalable subscription tiers for businesses and developers seeking advanced integration capabilities.

Expansion Toward Modular AI Services

Following the API launch, the Company intends to continue developing additional AI-powered modules to enhance platform functionality as follows:

•	Visual Content Generator Service (AI-driven images, infographics, banners): Development is currently ongoing, with an initial rollout anticipated within 12 months following the API launch.
•	AI Hashtag & Keyword Optimization: Planned development and implementation are expected within 12–18 months to enhance content reach and engagement.
•	Premium AI Content Customization: Advanced paid features, including brand-specific tone adjustment and deeper audience targeting, are projected to launch within 18–24 months.
•	White-Label Solutions: Customizable APIs for agencies and enterprise clients are anticipated to be available within 24 months.
•	Multilingual and Localization Capabilities: AI translation and cultural adaptation tools will be released in a phased rollout over 24–36 months.
•	Adaptive AI Content Personalization: Leveraging audience demographics, engagement metrics, and behavioral analytics to dynamically tailor content is expected within 24–36 months.

The development of our platform is a pivotal phase, and we recognize the necessity of selling 100% of the shares to fund these ambitious yet essential endeavors. Detailed cost projections for these developments are provided in the table on page 30.

Monetization Strategy:

The Company offers its AI-powered content adaptation tool free of charge directly through its website, subject to certain limitations on the number of API requests allowed per day. This initial access is intended to enable users to experience the tool’s capabilities without requiring an upfront financial commitment.

For businesses and developers seeking more extensive integration, the Company offers a paid API subscription plan. This plan is designed to allow seamless incorporation of the Company’s AI content adaptation technology into third-party platforms and workflows.

By combining a no-cost introductory offering with a scalable subscription-based monetization model, the Company aims to serve both individual marketing professionals and enterprise users. This approach is intended to promote user engagement, support adoption of the platform, and create opportunities for revenue generation over time.

Additionally, we are exploring supplementary monetization avenues, including:

•	Premium Features: Offering enhanced AI capabilities such as brand-specific tone adaptation, advanced audience targeting, and longer content formats under paid plans.
•	White-Label Solutions: Enabling marketing agencies and SaaS providers to license the platform under their own brand for resale or client services.
•	Strategic Partnerships: Collaborations with marketing technology vendors and industry stakeholders to expand platform reach and functionality.
•	Enterprise Licensing: Custom agreements for large-scale API usage tailored to corporate client requirements.

We will continuously assess market trends, user feedback, and technological developments to refine our monetization strategy and expand revenue opportunities.

Promotion and Marketing:

We have allocated funds for promoting our platform to attract a diverse user base. Our marketing efforts are designed to increase platform visibility and drive user acquisition across key segments, including marketing professionals, agencies, and enterprises.

To effectively reach our target audience, we plan to utilize a multi-channel promotional strategy that includes:

•	Social Media Marketing: Leveraging platforms such as LinkedIn, Facebook, and Instagram to engage prospective users through targeted campaigns and content distribution.
•	Online Advertising: Deploying digital advertising across search engines and relevant websites to generate leads and drive traffic.
•	Strategic Partnerships: Collaborating with industry influencers and complementary marketing technology providers to expand reach and credibility.

Additionally, we intend to develop high-quality promotional materials, including explainer videos and product demonstrations, to effectively communicate the platform’s features and benefits, thereby fostering user engagement.

Subject to available funding, we may also engage professional marketing firms to accelerate our promotional activities. Consideration will be given to investing in a year-long Google AdWords subscription and comprehensive Search Engine Optimization (SEO) initiatives to enhance organic search visibility and sustain long-term growth.

Achieving all 100% of the shares sold would enable us to execute a comprehensive marketing strategy and maximize our promotional efforts.

Please note that the cost estimates, timelines, and funding details provided in this plan of operations are approximate and subject to adjustments based on market conditions, specific business requirements, and the success of the public offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Overview

As of the date of this prospectus, the Company maintains a website that serves as a professional informational resource and a platform for its AI-powered services. On December 19, 2025, the Company launched the AI System for Adapting Text to Different Content Styles API, marking the completion of development of its core AI engine. With this release, the Company is now positioned to begin generating revenue through its API subscription service.

This platform is intended to function as a comprehensive digital hub that integrates an informational corporate website, a dedicated blog featuring marketing insights and industry trends, and AI-powered services designed to support and empower marketing professionals. The core AI service transforms a single piece of content into multiple marketing formats, such as blog articles, social media posts tailored for platforms including Instagram, LinkedIn, and Facebook, and email newsletters. Initially, a free version of the AI service is available subject to daily usage limits of up to ten (10) requests per day, complemented by a scalable API subscription model for businesses and developers seeking more extensive usage and advanced integration capabilities.

The Company’s target market includes marketing professionals, agencies, businesses ranging from startups to enterprises, and media organizations seeking to enhance content creation efficiency and reach through automation.

The Company will focus on broadening the range of AI services offered through the website. Planned enhancements include visual content generation, keyword optimization, multilingual localization, and white-label solutions targeted at marketing agencies and enterprise clients.

Results of operations from inception on April 21, 2025, to August 31, 2025

During the period we incorporated the Company, prepared a business plan, registered a web domain, developed the first concept of website. Our loss since inception to August 31, 2025, was $9,400. As of the date, we launched our website platform and have begun realizing the initial results of our operations in accordance with our business plan.

Since inception, we have sold 2,000,000 shares of common stock to our Director for net proceeds of $10,000.

Results of operations for the three months ended November 30, 2025

The Company has not generated any revenue for the three months ended November 30, 2025.

Total expenses for the three months ended November 30, 2025, were $22,294, which were comprised of amortization expense ($1,631); general and administrative fees of the Company ($3,100); and professional fees ($17,563).

The Company recorded a net loss of $22,294 for the three months ended November 30, 2025.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2025, we had cash reserves of approximately $190 and our liabilities were $18,924 comprising $18,924 owed to the Company by Perez Gutierrez Damaris Jamilette, our Director.

As of November 30, 2025, we had cash reserves of approximately $385 and our liabilities were $86,292 including$27,720 in accounts payable and $58,572 owed to the Company by Perez Gutierrez Damaris Jamilette. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Perez Gutierrez Damaris Jamilette, our Director, who has agreed to loan the Company funds to complete the registration process, this agreement is filed as the exhibit 10.1 To proceed with our operations within 12 months, we need a minimum of $28,125. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officers and Directors are as follows:

Name and Address of Executive Officers and/or Directors	Age	Position
Perez Gutierrez Damaris Jamilette Fracc Aldaba 37294 Leon, GTO, Mexico.	46	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
Salazar Ramirez Misael Alejandro C Paisaje 322, Fracc Los Colorines 37109, Leon, GTO, Mexico.	35	Director

Perez Gutierrez Damaris Jamilette

Ms. Perez Gutierrez has served as our President, Treasurer, Secretary, and Director since 21 April, 2025, which is her current occupation.

Education:

•	Bachelor of Communications and Marketing, Universidad de Guanajuato — 1998–2002
•	Executive Program in Digital Marketing, Instituto Tecnologico y de Estudios Superiores de Monterrey (ITESM), Leon, Mexico — 2018

Professional Experience (last 5 years):

- Strategic Development Consultant, Grupo Posadas S.A.B. de C.V. (Mexico City) — 2021 to December 10, 2025

- Oversees digital transformation and customer experience initiatives for Latin America’s largest hospitality group.

- Leads cross-functional teams implementing guest engagement analytics and marketing optimization.

- Marketing Communications Manager, Despegar.com Mexico S.A. de C.V. (Mexico City) — 2017 to 2021

- Directed regional marketing campaigns and partnership programs across Central America.
- Managed brand positioning strategies and coordinated with global teams on user acquisition and retention efforts.

Salazar Ramirez Misael Alejandro

Mr. Salazar Ramirez has served as our Director since June 4, 2025.

Education:

•	Bachelor of Computer Science, Universidad de Guanajuato — 2010–2014
•	Professional Certificate in Machine Learning and Artificial Intelligence, University of Texas at Austin (Online Program) — 2022

Professional Experience (last 5 years):

- Senior Software Engineer, Softtek S.A. de C.V. (Monterrey, Mexico) — 2020 to Present
- Designs and implements cloud-based and AI-enabled enterprise solutions for global clients.
- Leads a small development team focused on integrating automation tools for business process optimization.

- Software Developer, Globant Mexico (Leon, GTO) — 2018 to 2020
- Contributed to UI/UX development for e-commerce and data analytics platforms.
- Collaborated with international teams to deploy agile software projects serving large-scale corporate clients.

During the past ten years, our directors have not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Perez Gutierrez and Mr. Salazar Ramirez were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Perez Gutierrez’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or
ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our Directors hold office until removed by the Board or until their resignation.

Significant Employees

We are a development stage Company and currently have no employees, other than our board of directors, Perez Gutierrez Damaris Jamilette, who takes the positions of the Director, President, Treasurer, Secretary and Salazar Ramirez Misael Alejandro, who takes the positions of the Director.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on April 21, 2025:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our Director currently devotes approximately forty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total (friends)
Perez Gutierrez Damaris Jamilette Director, President, Secretary and Treasurer	August 31, 2025	_	_	_	_

Salazar Ramirez Misael Alejandro Director	August 31, 2025	_	_	_	_

Director Compensation

There is no Directors compensation as of August 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Perez Gutierrez Damaris Jamilette is our officer, Director, control person and promoter and she shall receive no compensation for the placement of the offering.

On June 30, 2025, we offered and sold restricted 2,000,000 shares of common stock to Ms. Perez Gutierrez, our Director, at a purchase price of $0.005 per share, for aggregate proceeds of $10,000.

On April 21, 2025, Ms. Perez Gutierrez has loaned us up to $100,000. Our officer and director, Perez Gutierrez Damaris Jamilette, has agreed to provide us with an interest-free loan for a period of five years, pursuant to an agreement dated April 21, 2025, which is included as Exhibit 10.1 to the Registration Statement of which this Prospectus is a part.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Perez Gutierrez Damaris Jamilette Fracc Aldaba 37294 Leon, GTO, Mexico.	2,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 31, 2025, there were 4,500,000 shares of our common stock issued and outstanding.

LEGAL PROCEEDINGS

As of now, we are not involved in any legal proceedings, and we have not received any information about any upcoming legal actions against us.

As part of our risk management strategy, we have implemented policies and procedures to ensure compliance with all applicable laws and regulations. We believe that these measures will minimize the likelihood of legal proceedings and regulatory action against our Company.

In the event that we become involved in any legal proceedings, we will take all necessary steps to defend ourselves and protect the interests of our Company and our stakeholders. We will work closely with legal counsel to ensure that we comply with all legal requirements and regulations, and to minimize the potential impact of any legal action on our business operations and financial performance.

Furthermore, we are committed to maintaining the highest standards of ethical conduct and business practices. We will not engage in any activities that violate applicable laws and regulations, or that could harm our reputation or the trust of our customers and stakeholders. We will continue to monitor legal and regulatory developments that could affect our business, and will adjust our policies and procedures as necessary to ensure compliance.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of her position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.

The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Director or officer under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Amplara Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Dylan Floyd Accounting & Consulting is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Dylan Floyd Accounting & Consulting has presented its report with respect to our audited financial statements.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Barnett & Linn, Attorneys at Law.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing Form 8-A on a pre-effective basis. The consequences to investors with the Company being a Section 15(d) registrant vs. Section 12(g) registrant are as follows: Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Dylan Floyd Accounting & Consulting.

The financial information presented is the audited financial statements for the period from Inception (April 21, 2025) to August 31, 2025, and the interim financial statements for the three months ended November 30, 2025.

Report of Independent Registered Public Accounting Firm

CPA
DylanFloyd Accounting & Consulting

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors
Amplara Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of **Amplara Corp.** (the "Company") as of August 31, 2025, the related statements of operations, changes in stockholders' deficit, from April 21, 2025 - inception to the period ended August 31, 2025, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025, and the results of its operations and its cash flows from April 21, 2025 - inception to the period ended August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $9,400 and a negative cash flow from operations amounting to $9,400 from inception to the period ended August 31, 2025. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

2

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There is no Critical Audit Matters existed as of August 31, 2025.

DylanFloyd Accounting & Consulting
Newhall, California
October 29, 2025

PCAOB # 6235

We have served as the Company's auditor since 2025.

3

Amplara Corporation

BALANCE SHEET

August 31,
2025
ASSETS
Current Asset:
Cash and Cash Equivalents	$190
Total Current Asset	190

Website Development Costs, Net	19,334
Total Assets	$19,524

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Loan – Related Party	$18,924
Total Current Liabilities	18,924
Total Liabilities	18,924

SHAREHOLDER’S EQUITY
Common Stock, $0.001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding as of August 31, 2025	2,000
Additional Paid-in Capital	8,000
Accumulated Deficit	(9,400)
Total Shareholder’s Equity	600
Total Liabilities and Shareholder’s Equity	$19,524

The accompanying notes are an integral part of these financial statements.

Amplara Corporation

STATEMENT OF OPERATIONS

For the Period from April 21, 2025 (Inception) through August 31, 2025

For the Period from April 21, 2025 (Inception) through August 31, 2025
REVENUE	$-

OPERATING EXPENSES :
Amortization	246
General and Administrative	8,955
Professional Fees	199
Total Operating Expenses	9,400

Loss Before Income Taxes	(9,400)

Income Tax Expense	-

Net Loss	(9,400)

Comprehensive Loss	$(9,400)

Weighted Average Number of Shares Outstanding – Basic and Diluted	1,548,872
Loss Per Share – Basic and Diluted	$(0.01)

The accompanying notes are an integral part of these financial statements.

Amplara Corporation

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

For the Period from April 21, 2025 (Inception) through August 31, 2025

	Commons Stock		Additional Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of April 21, 2025 (inception)	-	$-	$-	$-	$-
Common Stock Issued for Cash	2,000,000	2,000	8,000	-	10,000
Net Loss	-	-	-	(9,400)	(9,400)
Balance as of August 31, 2025	2,000,000	$2,000	$8,000	$(9,400)	$600

The accompanying notes are an integral part of these financial statements.

Amplara Corporation

STATEMENTS OF CASH FLOWS

 For the Period from April 21, 2025 (Inception) through August 31, 2025

For the Period from April 21, 2025 (Inception) through August 31, 2025
Cash Flows from Operating Activities:
Net loss	$(9,400)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	246
Changes in operating assets and liabilities:
Net cash provided by (used in) operating activities	(9,154)

Cash Flows from Investing Activities:
Capitalization of website development costs	(19,580)
Net cash provided by investing activities	(19,580)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	10,000
Proceeds from Loan – Related Party, Net	18,924
Net cash provided by financing activities	28,924

Net increase (decrease) in cash for the period	-
Cash, beginning of the period	190
Cash, end of the period	$190

Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

Amplara Corporation

NOTES TO FINANCIAL STATEMENTS

August 31, 2025

Note 1 — Organization and Business Operations

Amplara Corporation (“Amplara”) was incorporated under the laws of the State of Wyoming, U.S. on April 21, 2025. Amplara is a development-stage company focused on creating an AI-powered web platform designed specifically for marketing specialists and content professionals. The Company anticipates that its AI-powered platform may respond to increasing demand in the digital marketing sector for automated, adaptable, and scalable content tools. The planned core service is an AI System for adapting text to different content styles that transforms a single piece of content into various marketing formats, such as blog articles, social media posts tailored for platforms like Instagram, LinkedIn, and Facebook, as well as email newsletters.

The Company has selected August 31 as its fiscal year end.

Note 2 — Going Concern

As of August 31, 2025, the Company had $190 in cash and a working capital deficit of $18,734. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Proposed Public Offering. However, the Company cannot assure that its plans to raise capital will be successful. Therefore, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Such substantial doubt has not been alleviated by management’s plans. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Segment Information

The Company operates as a single operating segment. The chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Intangible Assets

The Company accounts for its intangible assets in accordance with the Accounting Standards Codification (“ASC”) Subtopic 985-20, “Software – Costs of Software to be Sold, Leased, or Marketed”. The Company capitalizes software development costs incurred during the application development stage, as long as it is probable the project will be completed, and the software will be used to perform the function intended. Capitalization of such costs ceases once the project is substantially complete and ready for its intended use. Costs related to maintenance of software are expensed in the period incurred. Capitalized costs are amortized over the project’s estimated useful life of three years. Capitalized software development costs are included in intangible assets on the balance sheets and amortized to depreciation expense on the statement of operations and comprehensive loss.

The Company assesses intangible assets for impairment in accordance with the provisions of ASC Subtopic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Intangible assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value.

Capital Stock

The Company’s capital stock consists of authorized common shares, with issued shares recorded at par value and any excess received over par value recognized as additional paid-in capital in accordance with applicable accounting standards. Common shares are classified as shareholders’ equity.

Related Parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Earnings (Loss) per Share

The Company computes basic earnings (loss) per share in accordance with ASC Topic 260, “Earnings per Share”, by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of August 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of August 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Uncertain Tax Positions

The Company has adopted FASB standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company has not yet undergone an examination by any taxing authorities and has not identified any uncertain tax positions requiring recognition in its consolidated financial statements.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss.

The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on April 21, 2025, the date of its incorporation.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Segment Information

ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

Note 5 — Intangible Assets

In August 2025 the Company capitalized website development costs of $19,580, which is being amortized over a three-year life. As of August 31, 2025, the accumulated amortization for the software was $246.

The Company had the following intangible assets as of August 31, 2025:

As of August 31, 2025
Website Development Costs	$19,580
Accumulated Amortization	(246)
Intangible Assets, Net	$19,334

During the period from April 21, 2025 (Inception) through August 31, 2025, the Company recorded amortization expense of $246.

The Company expects to recognize amortization expense of $6,527 for the fiscal year ending August 31, 2026, amortization expense of $6,527 for the fiscal year ending August 31, 2027, and amortization expense of $6,280 for the fiscal year ending August 31, 2028.

Note 6 — Related Party Transactions

Founder Shares

On June 20, 2025, the Company issued 1,000,000 common shares (“founder shares”) in exchange for a cash contribution of $5,000, or approximately $0.005 per share, to the President of the Company. On June 30, 2025, the Company issued an additional 1,000,000 founder shares in exchange for a cash contribution of $5,000, or approximately $0.005 per share, resulting in an aggregate of 2,000,000 founder shares outstanding to the President.

Related Party Loans

In order to finance transaction costs associated with the Company's operations, the President may, but is not obligated to, loan the Company funds as may be required on a non-interest basis.

As of August 31, 2025, the Company’s President, Perez Gutie Damaris Jamilette, has loaned to the Company $18,924, of which $18,924 was advanced to the Company for the Company's operating expenses for the period from April 21, 2025 (inception) through August 31, 2025. This loan is unsecured, non-interest bearing and due on demand.

Note 7 — Commitments and Contingencies

Contractual Commitments

The Company has entered into no contractual commitments as of August 31, 2025.

Litigation

The Company was not subject to any legal proceedings during the period from April 21, 2025 (inception) to August 31, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

Note 8 — Shareholder’s Equity

Common Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. On June 30, 2025, we issued 2,000,000 shares of common stock to Perez Gutierrez Damaris Jamilette, our President, Secretary, Treasurer and a Director, at a price of $0.005 per share, for an aggregate value of $10,000.

There were 2,000,000 shares of common stock issued and outstanding as of August 31, 2025.

Preferred Stock

No preferred stocks were issued or outstanding as of August 31, 2025.

Warrants

No warrants were issued or outstanding as of August 31, 2025.

Stock Options

No stock options were issued or outstanding as of August 31, 2025.

Note 9 — Income Taxes

The Company has no tax position as of August 31, 2025, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of August 31, 2025.

The valuation allowance as of August 31, 2025, was $1,974. The net change in valuation allowance for the period from April 21, 2025 (Inception) through August 31, 2025, was $1,974. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

The Company has a net operating loss carryforward for tax purposes totaling $9,400 as of August 31, 2025. According to current tax laws, the losses can carryforward indefinitely. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The components of the Company’s deferred tax asset computed at the federal statutory rate of 21% is as follows:

For the Period from April 21, 2025 (Inception) through August 31, 2025
Net operating loss carryforward	$9,400
Effective tax rate	21%
Deferred tax asset	1,974
Less: Valuation allowance	(1,974)
Net deferred asset	$-

The income tax provision differs from the amount of income tax determined by applying the statutory income tax rates to pretax income from continuing operations for the period from April 21, 2025 (Inception) through August 31, 2025, due to the following:

For the Period from April 21, 2025 (Inception) through August 31, 2025
Book loss	$(1,974)
Change in valuation allowance	1,974
$-

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through October 29, 2025, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Amplara Corporation

BALANCE SHEETS

	November 30, 2025	August 31, 2025
	(unaudited)
ASSETS
Current Asset:
Cash and Cash Equivalents	$385	$190
Prepaid Expenses	1,550	-
Project in Progress	44,960	-
Total Current Asset	46,895	190

Website Development Costs, Net	17,703	19,334
Total Assets	$64,598	$19,524

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$27,720	$-
Loan – Related Party	58,572	18,924
Total Current Liabilities	86,292	18,924
Total Liabilities	86,292	18,924

SHAREHOLDER’S EQUITY (DEFICIT)
Common Stock, $0.001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding as of November 30, 2025 and August 31, 2025	2,000	2,000
Additional Paid-in Capital	8,000	8,000
Accumulated Deficit	(31,694)	(9,400)
Total Shareholder’s Equity (Deficit)	(21,694)	600
Total Liabilities and Shareholder’s Equity (Deficit)	$64,598	$19,524

The accompanying notes are an integral part of these unaudited financial statements.

Amplara Corporation

STATEMENTS OF OPERATIONS

For the three months ended November 30, 2025 and 2024 (unaudited)

	Three months ended November 30, 2025	Three months ended November 30, 2024
REVENUE	$-	$-

OPERATING EXPENSES :
Amortization	1,631	-
General and Administrative	3,100	-
Professional Fees	17,563	-
Total Operating Expenses	22,294	-

Loss Before Income Taxes	(22,294)	-

Income Tax Expense	-	-

Net Loss	(22,294)	-

Comprehensive Loss	$(22,294)	$-

Weighted Average Number of Shares Outstanding – Basic and Diluted	2,000,000	-
Loss Per Share – Basic and Diluted	$(0.01)	$-

The accompanying notes are an integral part of these unaudited financial statements.

Amplara Corporation

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

For the three months ended November 30, 2025 and 2024 (unaudited)

	Commons Stock		Additional Paid-In	Accumulated	Shareholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of August 31, 2024	-	$-	$-	$-	$-
Net Loss	-	-	-	-	-
Balance as of November 30, 2024	-	$-	$-	$-	$-

Balance as of August 31, 2025	2,000,000	$2,000	$8,000	$(9,400)	$600
Net Loss	-	-	-	(22,294)	(22,294)
Balance as of November 30, 2025	2,000,000	$2,000	$8,000	$(31,694)	$(21,694)

The accompanying notes are an integral part of these unaudited financial statements.

Amplara Corporation

STATEMENTS OF CASH FLOWS

For the three months ended November 30, 2025 and 2024 (unaudited)

	Three months ended November 30, 2025	Three months ended November 30, 2024
Cash Flows from Operating Activities:
Net loss	$(22,294)	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	1,631	-
Changes in operating assets and liabilities:
Prepaid Expenses	(1,550)	-
Project in Progress	(44,960)	-
Accounts Payable	27,720	-
Net cash provided by (used in) operating activities	(39,453)	-

Cash Flows from Financing Activities:
Proceeds from Loan – Related Party, Net	39,648	-
Net cash provided by financing activities	39,648	-

Net increase (decrease) in cash for the period	195	-
Cash, beginning of the period	190	-
Cash, end of the period	$385	$-

Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Amplara Corporation

NOTES TO UNAUDITED FINANCIAL STATEMENTS

November 30, 2025

Note 1 — Organization and Business Operations

Amplara Corporation (“Amplara”) was incorporated under the laws of the State of Wyoming, U.S. on April 21, 2025. Amplara is a development-stage company focused on creating an AI-powered web platform designed specifically for marketing specialists and content professionals. The Company anticipates that its AI-powered platform may respond to increasing demand in the digital marketing sector for automated, adaptable, and scalable content tools. The planned core service is an AI System for Adapting Text to Different Content Styles that transforms a single piece of content into various marketing formats, such as blog articles, social media posts tailored for platforms like Instagram, LinkedIn, and Twitter, as well as email newsletters.

The Company has selected August 31 as its fiscal year end.

Note 2 — Going Concern

As of November 30, 2025, the Company had $385 in cash and a working capital deficit of $39,397. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Proposed Public Offering. However, the Company cannot assure that its plans to raise capital will be successful. Therefore, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Such substantial doubt has not been alleviated by management’s plans. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) applicable to interim financial statements. These financial statements should be read in conjunction with the audited financial statements of the Company for the period from April 21, 2025 (Inception) through August 31, 2025, and the related notes. The statements of operations for the three months ended November 30, 2025, are not necessarily indicative of the results to be expected for the year ending August 31, 2026, or for any other future annual or interim period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Segment Information

The Company operates as a single operating segment. The chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Intangible Assets

The Company accounts for its intangible assets in accordance with the Accounting Standards Codification (“ASC”) Subtopic 985-20, “Software – Costs of Software to be Sold, Leased, or Marketed”. The Company capitalizes software development costs incurred during the application development stage, as long as it is probable the project will be completed, and the software will be used to perform the function intended. Capitalization of such costs ceases once the project is substantially complete and ready for its intended use. Costs related to maintenance of software are expensed in the period incurred. Capitalized costs are amortized over the project’s estimated useful life of three years. Capitalized software development costs are included in intangible assets on the balance sheets and amortized to depreciation expense on the statement of operations and comprehensive loss.

The Company assesses intangible assets for impairment in accordance with the provisions of ASC Subtopic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Intangible assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value.

Capital Stock

The Company’s capital stock consists of authorized common shares, with issued shares recorded at par value and any excess received over par value recognized as additional paid-in capital in accordance with applicable accounting standards. Common shares are classified as shareholders’ equity.

Related Parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Earnings (Loss) per Share

The Company computes basic earnings (loss) per share in accordance with ASC Topic 260, “Earnings per Share”, by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of November 30, 2025, and August 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of November 30, 2025, and August 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Uncertain Tax Positions

The Company has adopted FASB standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company has not yet undergone an examination by any taxing authorities and has not identified any uncertain tax positions requiring recognition in its consolidated financial statements.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss.

The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on April 21, 2025, the date of its incorporation.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Segment Information

ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

Note 5 — Intangible Assets

In August 2025 the Company capitalized website development costs of $19,580, which is being amortized over a three-year life. As of November 30, 2025, and August 31, 2025, the accumulated amortization for the software was $1,877 and $246, respectively.

The Company had the following intangible assets as of November 30, 2025, and August 31, 2025:

	As of November 30, 2025	As of August 31, 2025
Website Development Costs	$19,580	$19,580
Accumulated Amortization	(1,877)	(246)
Intangible Assets, Net	$17,703	$19,334

During the three months ended November 30, 2025, the Company recorded amortization expense of $1,631.

The Company expects to recognize amortization expense of $4,896 for the fiscal year ending August 31, 2026, amortization expense of $6,527 for the fiscal year ending August 31, 2027, and amortization expense of $6,280 for the fiscal year ending August 31, 2028.

Note 6 — Related Party Transactions

Founder Shares

On June 20, 2025, the Company issued 1,000,000 common shares (“founder shares”) in exchange for a cash contribution of $5,000, or approximately $0.005 per share, to the President of the Company. On June 30, 2025, the Company issued an additional 1,000,000 founder shares in exchange for a cash contribution of $5,000, or approximately $0.005 per share, resulting in an aggregate of 2,000,000 founder shares outstanding to the President.

Related Party Loans

In order to finance transaction costs associated with the Company's operations, the President may, but is not obligated to, loan the Company funds as may be required on a non-interest basis.

As of November 30, 2025, the Company’s President, Perez Gutie Damaris Jamilette, has loaned to the Company $58,572, of which $39,648 was advanced to the Company for the Company's operating expenses for the three months ended November 30, 2025. As of August 31, 2025, the Company’s President, Perez Gutie Damaris Jamilette, has loaned to the Company $18,924, of which $18,924 was advanced to the Company for the Company's operating expenses for the period from April 21, 2025 (inception) through August 31, 2025. This loan is unsecured, non-interest bearing and due on demand.

Note 7 — Commitments and Contingencies

Contractual Commitments

The Company has entered into no contractual commitments as of November 30, 2025, and August 31, 2025.

Litigation

The Company was not subject to any legal proceedings during the period from April 21, 2025 (inception) to November 30, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

Note 8 — Shareholder’s Equity

Common Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. On June 20, 2025, the Company issued 1,000,000 common shares to the President for $5,000, or approximately $0.005 per share. On June 30, 2025, the Company issued an additional 1,000,000 founder shares in exchange for $5,000, or approximately $0.005 per share.

There were 2,000,000 shares of common stock issued and outstanding as of November 30, 2025, and August 31, 2025.

Preferred Stock

No preferred stocks were issued or outstanding as of November 30, 2025, and August 31, 2025.

Warrants

No warrants were issued or outstanding as of November 30, 2025, and August 31, 2025.

Stock Options

No stock options were issued or outstanding as of November 30, 2025, and August 31, 2025.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through January 12, 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$18
Auditor Fees and Expenses	$10,500
Legal fees and expenses	$4,982
Miscellaneous fees and expenses	$-
TOTAL	$15,500

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Amplara Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out their duties. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Amplara Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Perez Gutierrez Damaris Jamilette	June 30, 2025	2,000,000	$10,000.00

We issued the foregoing restricted shares of common stock to our Director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant dated April 21, 2025
3.2*	Bylaws of the Registrant
5.1*	Opinion of Counsel
10.1*	Loan agreement dated April 21, 2025
10.2*	Website Development Agreement
10.3	API Development Agreement
23.1	Consent of Auditor
99.1*	Subscription Agreement

 * - filed on October 29, 2025

ITEM 17. EXHIBITS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our Director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our Director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801 States on January 12, 2026.

AMPLARA CORPORATION

By: /s/ Perez Gutierrez Damaris Jamilette

Name: Perez Gutierrez Damaris Jamilette
Title: President, Treasurer, Director and Secretary
(Principal Executive, Financial and Accounting Officer)

By: /s/ Salazar Ramirez Misael Alejandro

Name: Salazar Ramirez Misael Alejandro
Title: Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Perez Gutierrez Damaris Jamilette Perez Gutierrez Damaris Jamilette	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 12, 2026
/s/ Salazar Ramirez Misael Alejandro Salazar Ramirez Misael Alejandro	Director	January 12, 2026